UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 1, 2005

NBO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

STATE OF MARYLAND (State or other jurisdiction of incorporation)	033037 (Commission File Number)	55-0795927 (IRS Employer Identification No.)
3676 West California Avenue, Building D Salt Lake City, Utah 84104 (Address of principal executive offices) Registrant's telephone number, including area code (801) 887-7000

ITEM 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2005, James M. Hyde, the Chief Operating Officer of NBO Systems, Inc. (the "Company"), notified the Company that he will resign as an officer and employee of the Company, effective February 25, 2005, to pursue other opportunities. The Company has not appointed a successor to Mr. Hyde.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2005	NBO SYSTEMS, INC., a Maryland Corporation By: /s/ Keith A. Guevara Keith A. Guevara President & Chief Executive Officer